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                         PROMISSORY NOTE  EXHIBIT "A"


ENERGY WEST, INCORPORATED                                        APRIL 14, 1997


On January 15, 1998, for value received, the undersigned promises to pay to the order of Norwest Bank Montana, National Association (the "Bank") at 21 Third Street North, Great Falls, MT 59403-8200, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America, the principal sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00), or so much thereof as is disbursed and remains outstanding hereunder on the due date hereof, as shown by the Bank's liability record, together with interest (calculated on the basis of actual days elapsed in a 360-day year) on the unpaid balance hereof from the date hereof until this
Note is fully paid, payable at the times and calculated at the rate or rates as follow:

     The Borrower shall pay interest monthly on the unpaid principal amount of the Credit, at a rate per annum equal to ONE-FOURTH OF ONE percent (1/4%) less than the Base Rate, commencing May 1, 1997, and continuing on the same day of each succeeding month until January 15, 1998, when the entire remaining balance of principal and interest shall be immediately due and payable. The foregoing notwithstanding, Borrower shall have the option, in $1,000,000.00 minimum increments, to fix interest rates for 30, 30 day period at 250 basis points over the LIBOR, 60 days at 235 basis points over the 60 LIBOR RATE or 90 day period at 225 basis points over the 90 day LIBOR RATE for such period. "Base Rate" means the rate of interest established by the Norwest Bank Minnesota, National Association, from time to time as its "base" or "prime" rate of interest and shall be subject to change as often as monthly, with each such change to take effect as of the first day of the immediately succeeding month. "LIBOR" means the average (rounded upward, if necessary, to the nearest one-eighth of one percent) of offered rates for dollar deposits in immediately available funds in the London market based on quotations at five major banks for a period, and in an amount, comparable to the interest period and principal amount of the portion of the loan for which the LIBOR option has been chosen, as such rates are published from time to time in the Money Rates section of the Wall Street Journal.

This note shall be subject to additional terms and conditions included in that certain Credit Agreement, dated January 18, 1995, and all amendments thereto (collectively, the "Agreement"), between the Bank or its successor in interest, and the undersigned. The terms and conditions of the Agreement are incorporated herein by reference. In the event that any provision in the Agreement is found to be in conflict with any provision of this Note, the provision in the Agreement shall control.


ENERGY WEST, INCORPORATED


By:  /s/ Edward J. Bernica
     -----------------------------------------
     Edward J. Bernica, Vice President & CFO


By:  /s/ William J. Quast
     -----------------------------------------
     William J. Quast, Vice President,
     Treasurer and Controller